Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612.977.5172
Heide.Erickson@capella.edu

Media Contact:
Mike Buttry
Capella Education Company
612.977.5499
Mike.Buttry@capella.edu

Capella Education Company Reports First Quarter 2017 Results
Solid performance in first quarter 2017

MINNEAPOLIS, April 25, 2017 - Capella Education Company (NASDAQ: CPLA), a leading educational services company, today announced financial results for the three months ended March 31, 2017.

“We are pleased with our first quarter performance,” said Kevin Gilligan, chairman and chief executive officer. “Our strategy of delivering ‘the most direct path between learning and employment’ provides a differentiated value proposition to learners and employers. Capella’s competency-based learning model, along with our innovative FlexPath and job-ready skills offerings, position us for sustainable growth over the long-term.”

Selected Financial Data for the Three Months Ended March 31, 2017

Revenues were $111.8 million in the first quarter of 2017, up 6.0 percent compared to $105.4 million in the first quarter of 2016. Operating income was $17.6 million, compared to $16.5 million for the same period in 2016. The operating margin was 15.7 percent, unchanged compared to the first quarter 2016. Diluted net income per common share from continuing operations was $0.94, compared to $0.86 for the same period in 2016.

Operating and Segment Highlights

•	The “Post-Secondary” segment is comprised of Capella University and Sophia Learning; the “Job-Ready Skills” segment consists of Capella Learning Solutions, Hackbright Academy and DevMountain.

•
For the Post-Secondary segment, revenues were $109.5 million, up 3.8 percent compared to $105.4 million in the first quarter of 2016. The operating margin was 18.5 percent, compared to 16.8 percent. Results are primarily attributable to Capella University.

•
Capella University total active enrollment increased 0.8 percent to 38,802 learners, new enrollment increased by 3.6 percent compared to first quarter 2016, and early cohort persistence improved by approximately 5 percent.

•
Revenues for the Job-Ready Skills segment were $2.3 million in the first quarter of 2017 compared to $0.02 million in the same period of 2016. The operating loss was $2.7 million, compared to a loss of $1.2 million in the first quarter of 2016.

Balance Sheet and Cash Flow

At March 31, 2017, Capella Education Company had cash and marketable securities of $171.8 million, compared to $162.3 million at Dec. 31, 2016, and no debt as of these dates.

Cash provided by operating activities from continuing operations for the three months ended March 31, 2017 was $16.2 million compared to $22.7 million in the same period a year ago.

Dividend

A quarterly cash dividend of $0.41 per outstanding share of common stock was declared during the first quarter of 2017. The dividend was paid on April 13, 2017.

Outlook

For the second quarter ending June 30, 2017, consolidated revenues for Capella Education Company are expected to be up 2.5 to 3.5 percent compared to second quarter 2016. Consolidated operating margin is anticipated to be approximately 13.5 to 14.5 percent of total revenue for the second quarter of 2017. Capella University new enrollment is expected to be down in the low-single digit percentage range year-over-year and total enrollment is expected to decline about one percent year-over-year.

“Continued learner success improvements and new enrollment growth for Capella University contributed to solid first quarter results,” said Steve Polacek, senior vice president and chief financial officer. “We expect quarterly variability in new enrollment growth, and planned investments will drive a different quarterly investment pattern in 2017 compared to 2016. Our focus on delivering our annual performance goals remains unchanged.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to future prospects and expectations regarding our growth, revenues, enrollment, and operating performance, and should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management's good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to risks and uncertainties which could cause the company's actual results to differ materially from historical results and from results presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation, gainful employment, return of Title IV funds, borrower defenses to repayment, financial responsibility standards, state authorization, certifications and program requirements; maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; adapting to changes in the administration, funding and availability for Title IV programs; successfully defending litigation and other claims; any governmental action or review of our business, marketing, or financial aid practices, including by any state attorneys general, the federal Consumer Financial Protection Bureau, the Federal Trade Commission, the Minnesota Office of Higher Education or other state or federal regulatory bodies; successfully growing our FlexPath programs; maintaining and expanding existing commercial relationships with employers and developing new employer and business partner relationships; successfully managing our PhD completion efforts; improving our conversion rate and effectively leveraging our brand-driven marketing strategy; keeping up with advances in technology important to the online learner experience; effectively managing data security risks; improving our learner persistence and cohort retention rate; successfully integrating acquisitions; successfully growing Capella Learning Solutions’ new business lines; and managing risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements include those described in the “Risk Factors” section of our most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission (SEC) and any updates or developments described in our Quarterly Reports on Form 10-Q, or other documents the company files with the SEC.

Conference Call

Capella will discuss its first quarter 2017 results and outlook during a conference call scheduled today, April 25, 2017, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 800.794.6623 (domestic) or 785.424.1227 (international) at 8:50 a.m. (ET), conference ID# 8176. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com in the investor relations section. A replay of the call will be available starting on April 25 through May 2, 2017, at 800.839.2670 (domestic) or 402.220.7230 (international), conference ID# 8176. It will also be archived at www.capellaeducation.com in the investor relations section.

About Capella Education Company

Capella Education Company (http://www.capellaeducation.com) is an educational services company that provides access to high-quality education through online postsecondary degree programs and job-ready skills offerings needed in today’s market. Capella’s portfolio of companies is dedicated to closing the skills gap by providing the most direct path between learning and employment.

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CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets
(In thousands, except par value)

	As of March 31, 2017	As of December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$99,134	$93,570
Marketable securities, current	51,809	45,458
Accounts receivable, net of allowance of $6,164 at March 31, 2017 and $6,682 at December 31, 2016	20,536	20,708
Prepaid expenses and other current assets	13,111	17,877
Total current assets	184,590	177,613
Marketable securities, non-current	20,898	23,320
Property and equipment, net	34,936	34,121
Goodwill	23,331	23,310
Intangibles, net	9,009	9,221
Deferred income taxes	975	1,853
Other assets	8,047	7,875
Total assets	$281,786	$277,313
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,186	$4,367
Accrued liabilities	26,917	31,302
Dividends payable	4,944	4,945
Deferred revenue	14,967	12,398
Total current liabilities	50,014	53,012
Deferred rent	13,325	13,693
Other liabilities	1,879	2,316
Total liabilities	65,218	69,021
Shareholders’ equity:
Common stock, $0.01 par value: Authorized shares — 100,000; Issued and Outstanding shares — 11,587 at March 31, 2017 and 11,545 at December 31, 2016	116	115
Additional paid-in capital	123,452	121,581
Accumulated other comprehensive loss	(9)	(93)
Retained earnings	93,009	86,689
Total shareholders’ equity	216,568	208,292
Total liabilities and shareholders’ equity	$281,786	$277,313

CAPELLA EDUCATION COMPANY
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
	(Unaudited)
Revenues	$111,788	$105,448
Costs and expenses:
Instructional costs and services	48,412	45,311
Marketing and promotional	27,525	25,879
Admissions advisory	7,663	7,423
General and administrative	10,587	10,308
Total costs and expenses	94,187	88,921
Operating income	17,601	16,527
Other income (expense), net	107	(9)
Income from continuing operations before income taxes	17,708	16,518
Income tax expense	6,537	6,242
Income from continuing operations	11,171	10,276
Income (loss) from discontinued operations, net of tax	95	(978)
Net income	$11,266	$9,298
Basic net income (loss) per common share:
Continuing operations	$0.97	$0.87
Discontinued operations	—	(0.08)
Basic net income per common share	$0.97	$0.79
Diluted net income (loss) per common share
Continuing operations	$0.94	$0.86
Discontinued operations	—	(0.08)
Diluted net income per common share	$0.94	$0.78
Weighted average number of common shares outstanding:
Basic	11,559	11,755
Diluted	11,936	11,953
Cash dividends declared per common share	$0.41	$0.39

CAPELLA EDUCATION COMPANY
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2017	2016
	(Unaudited)
Operating activities
Net income	$11,266	$9,298
Income (loss) from discontinued operations, net of tax	95	(978)
Income from continuing operations	11,171	10,276
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	2,416	1,926
Depreciation and amortization	5,126	5,209
Amortization of investment discount/premium, net	471	556
Impairment of property and equipment	367	—
Loss on disposal of property and equipment	3	19
Share-based compensation	1,274	2,813
Excess tax benefits from share-based compensation	—	(324)
Deferred income taxes	894	(260)
Changes in operating assets and liabilities:
Accounts receivable	(2,244)	(2,467)
Prepaid expenses and other current assets	(2,366)	(1,149)
Accounts payable and accrued liabilities	(6,996)	2,084
Income taxes payable	3,901	1,382
Deferred rent	(367)	(236)
Deferred revenue	2,569	2,916
Net cash provided by operating activities - continuing operations	16,219	22,745
Net cash provided by (used in) operating activities - discontinued operations	95	(750)
Net cash provided by operating activities	16,314	21,995
Investing activities
Capital expenditures	(5,782)	(5,309)
Investment in partnership interests	(292)	(2,246)
Purchases of marketable securities	(14,809)	(8,507)
Maturities of marketable securities	10,540	10,560
Net cash used in investing activities - continuing operations	(10,343)	(5,502)
Net cash provided by (used in) investing activities - discontinued operations	3,243	(31)
Net cash used in investing activities	(7,100)	(5,533)
Financing activities
Excess tax benefits from share-based compensation	—	324
Net payments related to share-based award activities	1,081	967
Payment of dividends	(4,733)	(4,612)
Repurchases of common stock	—	(7,507)
Net cash used in financing activities - continuing operations	(3,652)	(10,828)
Effect of foreign exchange rates on cash	2	(39)
Net increase in cash and cash equivalents	5,564	5,595
Cash and cash equivalents and cash of business held for sale at beginning of period	93,570	88,027
Cash and cash equivalents and cash of business held for sale at end of period	99,134	93,622
Less cash of business held for sale at end of period	—	(1,103)
Cash and cash equivalents at end of period	$99,134	$92,519
Supplemental disclosures of cash flow information
Income taxes paid	$1,714	$5,117
Non-cash investing and financing activities:
Purchase of equipment included in accounts payable and accrued liabilities	$1,102	$670
Declaration of cash dividend to be paid	4,813	4,638

CAPELLA EDUCATION COMPANY
Segment Reporting
(In thousands)

	Three Months Ended March 31,
	2017	2016
	(Unaudited)
Revenues
Post-Secondary	$109,481	$105,427
Job-Ready Skills	2,307	21
Consolidated revenues	$111,788	$105,448
Operating income (loss)
Post-Secondary	$20,251	$17,718
Job-Ready Skills	(2,650)	(1,191)
Consolidated operating income	17,601	16,527
Other income (expense), net	107	(9)
Income from continuing operations before income taxes	$17,708	$16,518

Note: The summary of financial information by reportable segment above excludes the results of operations for Arden University, which are presented as discontinued operations in our Consolidated Statements of Income.

CAPELLA UNIVERSITY
Other Information

	March 31,
Capella University Enrollment by Degree (a):	2017	2016	% Change
Doctoral	9,326	9,857	(5.4)%
Master's	18,293	17,809	2.7%
Bachelor's	10,100	9,784	3.2%
Other	1,083	1,053	2.8%
Total	38,802	38,503	0.8%

(a) Enrollment in the table above includes GuidedPath learners who are actively enrolled during the last month of the quarters and FlexPath learners who are actively enrolled as of the last day of the quarters ended March 31, 2017 and 2016, respectively.